                                                                    EXHIBIT 10-G


                                MERGER AGREEMENT


         By this MERGER AGREEMENT dated as of April 3, 1997 (this "Agreement"), ZILA, INC., a Delaware corporation ("Zila"), CYGNUS IMAGING, INC., an Arizona corporation ("Cygnus"), CYGNUS MERGER CORPORATION, a Delaware corporation ("CMC"), and EGIDIO CIANCIOSI ("Cianciosi"), JAMES T. JENSEN and KENNETH D. KIRK (collectively, and jointly and severally, "Shareholders"), hereby represent, warrant, covenant and agree as follows:

                                    ARTICLE 1
                                   THE MERGER

         1.1 Approval of Merger. The respective boards of directors of Zila, CMC and Cygnus have, the Shareholders (as shareholders of Cygnus) have, and the sole shareholder of CMC has, by resolutions duly adopted, approved the following provisions of this Article 1 as the plan of merger required by the laws of the states of Delaware and Arizona in connection with the merger described herein.

         1.2 Present Structure. Shareholders own 100% of the issued and outstanding capital stock (the "Cygnus Common Stock") of Cygnus, as follows:

                   Shareholder                Shares                 %
                   -----------                ------               -----

                   Egidio Cianciosi          3,000,000             91.94

                   James T. Jensen             100,000              3.06

                   Kenneth D. Kirk             163,158              5.00

                                             3,263,158            100.00
                                             =========            ======

         1.3 Merger Structure. The respective boards of directors of CMC and Cygnus have determined that it is advisable to consummate the merger transaction described herein (the "Merger"), as a result of which all of the Cygnus Common Stock will be converted into shares of the common stock, $.001 par value per share, of Zila ("Zila Common Stock") and Cygnus will be wholly owned directly or indirectly by Zila, all on the terms and subject to the conditions set forth in this Agreement.

         1.4 Effective Time of Merger. At the Effective Time (as defined below), in accordance with this Agreement and applicable law, CMC shall be merged with and into Cygnus, the separate existence of CMC (except as may be continued by operation of law) shall cease, and Cygnus shall continue as the surviving corporation under the name "Cygnus Imaging, Inc." Cygnus, in its capacity as the corporation surviving the Merger, sometimes is referred to herein as the "Surviving Corporation."

         1.5 Effect of the Merger. The Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of CMC and Cygnus (collectively, the "Constituent Corporation"); and all property, real, personal, and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the Surviving Corporation shall be responsible and liable for all liabilities and obligations of each of the Constituent Corporations.

         1.6 Consummation of the Merger. The date on which the consummation of the transactions contemplated by this Agreement (the "Closing") actually takes place is referred to in this Agreement as the "Closing Date." On the Closing Date, the parties hereto will cause articles of merger relating to the Merger to be delivered to the Secretaries of State of the states of Delaware and Arizona in such form as required by, and executed in accordance with, the relevant provisions of applicable law. The Merger shall be effective at such time as such articles of merger are duly filed with and accepted by the Secretaries of State of the states of Delaware and Arizona in accordance with applicable law (the "Effective Time").

         1.7 Articles of Incorporation and Bylaws, Directors and Officers. The Articles of Incorporation and Bylaws of Cygnus, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation immediately after the Effective Time and shall thereafter continue to be its Articles of Incorporation and Bylaws until amended as provided therein and under the applicable law. The directors of CMC holding office immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time. The officers of Cygnus holding office immediately prior to the Effective Time shall be the officers (holding the same offices as they held with Cygnus) of the Surviving Corporation immediately after the Effective Time.

         1.8 Conversion of Securities. Subject to Section 1.10(b), at the Effective Time, by virtue of the Merger and without any action on the part of CMC, Cygnus or the holder of any of the following securities:

              (a) The shares of Cygnus Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be canceled and extinguished and be converted into and become a right to receive an aggregate number of shares of Zila Common Stock having a value (as determined pursuant to the next sentence) equal to $1,725,000. For purposes of determining the number of shares of Zila Common Stock to be issued in exchange for the Cygnus Common Stock, the value of such Zila Common Stock shall be deemed to be an amount equal to the average of the closing bid prices for the Zila Common Stock as reported by the Nasdaq Small-Cap Market (or such other exchange upon which the Zila Common Stock is listed for trading at such time) for the five trading days immediately preceding the Closing Date.

              (b) Each share of Cygnus Common Stock issued and outstanding immediately prior to the Effective Time and held in the treasury of Cygnus or owned by Zila or CMC shall automatically be canceled and extinguished and no payment shall be made with respect thereto.

              (c) Each share of CMC common stock, par value $.001 per share, issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

              (d) If any shares of Cygnus Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Cygnus, then the shares of Zila Common Stock issued in exchange for such shares of Cygnus Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Zila Common Stock may accordingly be marked with appropriate legends.

         1.9 Closing of Cygnus Transfer Books. At the Effective Time, Shareholders, as holders of certificates representing shares of Cygnus Common Stock that were outstanding immediately prior to the Effective Time, shall cease to have any rights as shareholders of Cygnus, and the stock transfer books of Cygnus shall be closed and no transfer of shares of Cygnus Common Stock issued and outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, valid certificates previously representing such shares are presented to the Surviving Corporation or the Disbursing Agent (as defined in Section 1.10), they shall be exchanged as provided in Section 1.10.

         1.10 Exchange of Certificates.

              (a) After the Effective Time, a transfer agent or disbursing agent to be designated by Zila (which may not be Zila or a subsidiary of Zila) shall act as disbursing agent (the "Disbursing Agent") in effecting the exchange of Zila Common Stock for certificates which, immediately prior to the Effective Time, represented shares of Cygnus Common Stock. As soon as practicable after the Effective Time, the Disbursing Agent or Zila shall advise each holder of certificates theretofore representing such shares of the procedure for surrendering such certificates to Zila or the Disbursing Agent. Upon the surrender and exchange of a certificate theretofore representing shares of Cygnus Common Stock, the holder shall be issued a certificate representing the number of shares of Zila

         Common Stock to which such person is entitled pursuant to Section 1.8(a) and the certificate theretofore representing shares of Cygnus Common Stock shall forthwith be canceled. Until so surrendered and exchanged, each Certificate theretofore representing shares of Cygnus Common Stock shall represent solely the right to receive the Zila Common Stock into which the shares it theretofore represented shall have been converted pursuant to Section 1.8(a), and the Surviving Corporation shall not be required to pay the holder thereof the Zila Common Stock to which such holder otherwise would be entitled; provided that procedures allowing for payment against lost or destroyed certificates against receipt of customary and appropriate certifications and indemnities shall be provided.

              (b) No fractional shares of Zila Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any fractional share interest in Zila Common Stock which a holder of Cygnus Common Stock would otherwise be entitled to receive in the Merger (after aggregating all fractional shares of Zila Common Stock that would otherwise be issuable to such holder) shall be rounded up to the nearest whole share if such fraction is 0.5 or greater and shall be rounded down to the nearest whole share if such fraction is less than 0.5.

         1.11 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

         1.12 Cygnus Indebtedness. The indebtedness of Cygnus as of the Closing Date will include indebtedness in the aggregate amount of $418,438 owing to Egidio Cianciosi, Sandra Jackman and Kenneth D. Kirk (the "Shareholder Indebtedness"). The parties acknowledge and agree that such Shareholder Indebtedness shall will be assumed by the Surviving Corporation and shall remain indebtedness of Cygnus, as the Surviving Corporation, following the Effective Time and that, within fifteen (15) business days following the Effective Time, Cygnus, as the Surviving Corporation, will repay the outstanding principal and interest of such indebtedness.

         1.13 Taking of Necessary Action; Further Action. Zila and CMC, on the one hand, and Cygnus and the Shareholders, on the other hand, shall use all reasonable efforts to take all such action (including without limitation action to cause the satisfaction of the conditions of the other to effect the Merger) as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation and Zila with full possession of all the rights, privileges, immunities and franchises of the Constituent Corporations, the officers and directors of the Surviving Corporation and Zila are fully authorized in the name of the Constituent Corporations or otherwise to take, and shall take, all such action.

                                    ARTICLE 2
             REPRESENTATIONS AND WARRANTIES OF CIANCIOSI AND CYGNUS

         Except as specifically provided otherwise in this Article 2, as of the execution and delivery of this Agreement (and as of the Effective Time with respect to representations and warranties contained in all certificates and other documents delivered pursuant to Section 7.2), each of Cianciosi, in his individual capacity and as an officer and director of Cygnus, and Cygnus represents and warrants to Zila and CMC as follows:

         2.1 Due Execution. This Agreement has been duly executed and delivered by Shareholders and constitutes the valid and binding agreement of each of them in accordance with its terms. Shareholders have full power and authority to execute, deliver and perform this Agreement. Cygnus has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Cygnus and the consummation by Cygnus of the transactions contemplated hereby have been duly authorized by the Board of Directors and Shareholders of Cygnus, and no other corporate proceedings on the part of Cygnus are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by Cygnus and constitutes a valid and binding obligation of Cygnus, enforceable in accordance with its terms. No authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Cygnus or Shareholders for the consummation by Cygnus or Shareholders of the transactions contemplated by this Agreement.

         2.2 No Violation of Other Instruments. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, violate any provisions (including provisions requiring any consent or approval) of any charter, bylaw, mortgage, lien, order, judgment, decree, or of any material lease, agreement or instrument to which any Shareholder or Cygnus is a party or by which any Shareholder or Cygnus is bound, and will not violate any other material restriction of any kind or character to which any Shareholder or Cygnus is subject.

         2.3 Corporate Status. Cygnus is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and is qualified in each jurisdiction in which its owning, leasing, utilization of property or conduct of business makes such qualification necessary. Cygnus has all requisite power and authority to own, lease and utilize its properties and assets and to conduct its businesses as now being conducted.

         2.4 Corporate Records. The corporate minute book of Cygnus has been made available to Zila and is complete, including therein the Articles of Incorporation and Bylaws of Cygnus (or the equivalent documents or copies thereof) together with any amendments thereto; the minutes contained therein accurately reflect the actions and proceedings of the board of directors and any committee thereof and of the shareholders of Cygnus; and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.

         2.5 The Cygnus Common Stock. The Cygnus Common Stock constitutes all the issued and outstanding capital stock of Cygnus. The Cygnus Common Stock is validly issued, fully paid and nonassessable and is owned of record and beneficially by Shareholders as described in Section 1.1, free and clear of any and all liens, security interests and other encumbrances, stockholders' agreements and voting trusts. There is no (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Cygnus; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Cygnus;
(iii) contract or agreement under which Cygnus is or may become obligated to sell or otherwise issue any shares or its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any person or entity to the effect that such person or entity is entitled to acquire or receive any shares of capital stock or other securities of Cygnus. All outstanding shares of Cygnus Common Stock have been issued and granted in compliance with (i) all applicable securities laws and other applicable laws and regulations, and (ii) all requirements set forth in applicable contracts and agreements.

         2.6 Subsidiaries. Cygnus does not own, beneficially or otherwise, any capital stock or other equity interest, partnership interest, joint venture interest, or any other security issued by any other corporation, organization or entity, and Cygnus has not agreed and is not obligated to make any future investment in or capital contribution to any such corporation, organization or entity.

         2.7 No Partnership. Cygnus is not a party to any joint venture, partnership or other profit or loss sharing agreement.

         2.8 Financial Statements. Cygnus has heretofore delivered or caused to be delivered to Zila statements of financial condition and related statements of operations respecting the consolidated business and operations of Cygnus for and as of the fiscal years ended December 31, 1996 and 1995 (such financial statements are hereinafter collectively called the "Financial Statements"). The Financial Statements are correct and complete, present fairly the financial position, results of operations, and changes in financial position of the consolidated business and operations of Cygnus as of the dates or for the periods indicated, are consistent with the books and records of the entities to which they relate and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

         2.9 Inventories. The inventories of Cygnus disclosed in the December 31, 1996 financial statements referred to at Section 2.8 hereof (the "12/96 Financials"), including finished goods, work in process, raw materials and supplies, consisted of items, valued at cost or market, whichever is lower, that were merchantable or usable in the ordinary course of the businesses of Cygnus in quantities and amounts not in excess of the reasonable needs of such businesses, except only for obsolete, defective and excess items for which the carrying value (net of applicable reserves, if any) did not exceed net realizable values, after giving full consideration to the cost of carrying or disposing of or marketing such items. Since December 31, 1996, there have been no changes in such inventories except as a consequence of sales and purchases in the ordinary course of business.

         2.10 Accounts Receivable. Except to the extent of reserves set forth in the 12/96 Financials, all of the accounts receivable, notes, and other obligations for payment of money to Cygnus as of December 31, 1996 were (i) valid and legally enforceable obligations of the persons purported to be liable thereon; and (ii) free of any defense, counterclaim, setoff or deduction. Since December 31, 1996, there have been no changes in such receivables, notes and other obligations except for changes arising in the ordinary course of Cygnus' business.

         2.11 Title to Properties and Assets. Cygnus has good and marketable title to the properties and assets reflected in the 12/96 Financials and the Exhibits to this Agreement, except properties and assets disposed of since December 31, 1996 in the ordinary course of Cygnus' business. The properties and assets of Cygnus are not subject to any mortgage, pledge, lien, security interest, lease, encumbrance or charge other than those (i) disclosed in the 12/96 Financials, (ii) arising from taxes not yet due or payable or being contested in good faith by appropriate proceedings diligently conducted; or
(iii) disclosed in Exhibit 2.11 to this Agreement. Exhibit 2.11 to this Agreement accurately sets forth in summary form all real property owned, leased or used by Cygnus and the nature of any mortgage, pledge, lien, security interest, lease, encumbrance or charge materially affecting such real property.

         2.12 Liabilities. Cygnus does not have any liabilities, for borrowed money or otherwise, except (i) as disclosed in the 12/96 Financials; or (ii) as incurred in the ordinary course of business since December 31, 1996 and identified in Exhibit 2.12 to this Agreement. Cygnus is not directly or indirectly liable upon or obligated in any other way to provide funds to or to guarantee or assume any debt or obligation of any individual or any legal entity other than of Cygnus, except as a consequence of endorsements made in the ordinary course of business in connection with the deposit of items for collection.

         2.13 Material Contracts. A true and complete schedule of all Material Contracts is attached to this Agreement as Exhibit 2.13. For purposes of this Agreement, a "Material Contract" is any contract or agreement (i) which is disclosed or identified in any Exhibit to this Agreement; (ii) which is outside the ordinary course of business of Cygnus; or (iii) which is within the ordinary course of business of Cygnus having an unfulfilled direct or contingent commitment of Cygnus which involves (a) an obligation on the part of Cygnus to pay in excess of $10,000 or to provide goods and/or services in excess of such amount, or (b) an obligation of any person or entity to provide goods and/or services to Cygnus in excess of such amount or which are otherwise critical to the businesses of Cygnus. Each Material Contract is in full force and effect, is valid and binding upon the parties thereto and is enforceable by them in accordance with its terms. Shareholders are not aware of any circumstance which could reasonably be expected to adversely affect Cygnus in the performance of its obligations under a Material Contract or in the realization of the benefits contemplated by a Material Contract. To the knowledge of Shareholders, Cygnus is not bound by any Material Contract to perform services or provide goods which, upon performance by Cygnus, could reasonably be expected to result in a loss to Cygnus.

         2.14 Pending Litigation; Contingencies. Except as set forth on Exhibit
2.14 to this Agreement, there are no actions, suits, proceedings or formal inquiries before any court, arbitration board, regulatory agency or governmental body pending (or to the knowledge of Shareholders, threatened) against or affecting Cygnus or any of its assets, business operations, rights or prospects. None of such matters is reasonably likely to result in a material adverse change in the business, operations, assets or prospects of Cygnus.

         2.15 No Defaults. No event has occurred and no condition exists which constitutes, or with the giving of notice or lapse of time, or both, would constitute, a default by Cygnus in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any indenture or other agreement creating, evidencing or securing indebtedness of Cygnus, or
(ii) any other Material Contract or any material permit to which Cygnus is a party or by which Cygnus or its business or properties may be bound or adversely affected. Cygnus is not in default with respect to any order, writ, injunction or decree of any court or in default under any order, material regulation or demand of any federal, state, municipal or other governmental agency.

         2.16 Compliance with Statutes and Regulations. Cygnus is in compliance in all material respects with, and has at all times complied in all material respects with, all applicable statutes, permit and licensing requirements, zoning and building codes, land use regulations, health, safety and environmental standards and orders of, and all restrictions imposed by, all governmental authorities having jurisdiction over it or the conduct of its business and the ownership and operation of its assets. No consent, approval or other order of any governmental or administrative board or body is required as a condition to the validity of this Agreement or to the consummation of the transactions contemplated hereby.

         2.17 Tax Matters. Cygnus has timely filed all federal, state, local and foreign tax returns for income taxes, sales taxes, withholding and payroll taxes, property taxes and other taxes of every kind whatsoever required by law to have been filed prior to the Effective Time. For purposes of the preceding sentence, a return shall be deemed to have been timely filed if it was filed after the date due but within any period allowed in an extension granted by the responsible taxing authority. All such tax returns were complete and accurate in all material respects as of their filing dates. Cygnus has paid or caused to be paid all taxes which have become due, together with any interest, if any, due thereon and any penalties or late fees associated therewith, whether pursuant to such returns or pursuant to any assessments or otherwise. The amounts established as provisions for taxes in the Financial Statements are sufficient for the payment of all unpaid federal, state, county, local and foreign taxes (including all assessments and other governmental charges respecting income, receipts, assets or franchises) applicable to the period ended on the date and for all years and periods prior thereto to which each Financial Statement relates and for which Cygnus may be liable in its own right or as transferee of the assets of, or as successor to any other corporation, association, partnership, joint venture or other entity. The Merger and any other transaction contemplated by this Agreement will not result in the imposition of any tax liability (including any liability for stock transfer, stamp or similar taxes) upon Zila, CMC or Cygnus.

         2.18 Employment of Labor. Cygnus has complied in all material respects with applicable federal and state laws and regulations relating to the employment of labor, including the provisions thereof relating to wages, hours, safety, and fair employment practices. No employees of Cygnus are represented by a collective bargaining unit. To the knowledge of Shareholders, no such collective bargaining unit is attempting to represent any employees of Cygnus. Except as disclosed in the Disclosure Materials (hereinafter defined) or as otherwise specifically set forth in an Exhibit to this Agreement, Cygnus does not have any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance or other benefits or perquisites.

         2.19 Insurance. There is in effect for Cygnus such insurance against loss or damage of the kinds customarily insured against by corporations engaged in the same or similar business or having similar properties, with reputable insurers, in such amounts and by such methods as is customary in the case of such corporations.

         2.20 Employee Benefit Plans. With respect to the employee benefits provided to employees and former employees of Cygnus:

              (a) Cygnus currently maintains only the employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as are listed in Exhibit
         2.20 to this Agreement (the "Pension Plans").

              (b) Cygnus currently maintains only the employee welfare benefit plans, as defined in Section 3(l) of ERISA (including but not limited to, life insurance, medical, hospitalization, holiday, vacation, disability dental and vision plans), as are listed in Exhibit 2.20 to this Agreement (the "Welfare Plans").

              (c) Cygnus currently maintains, or has entered into, only the compensation programs and/or employment arrangements, (including but not limited to, incentive compensation, bonus, severance, sick pay, salary continuation, deferred compensation, supplemental executive compensation plans, and employment and consulting agreements) as are listed in Exhibit 2.20 to this Agreement (the "Compensation Programs").

              (d) Cygnus does not contribute, and has not contributed within the last five years, to any multiemployer plan, as defined by Section 3(37) of ERISA.

              (e) Each Pension Plan and Welfare Plan as written and as administered is in compliance with ERISA; each Pension Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") has been determined by the Internal Revenue Service to be so qualified or a request for such determination has been timely filed with the Internal Revenue Service (and to Cygnus' knowledge nothing has occurred since the date of the last such determination which could reasonably be expected to cause the Internal Revenue Service to revoke such determination).

              (f) Any Pension Plan or any Welfare Plan designed to satisfy the requirements of Section 125, Section 401, Section 401(k), Section 409,
         Section 501(c)(9), Section 4975(e)(7), and/or Section 4980B of the Code, satisfies such section.

              (g) No accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA, exists (whether or not waived) with respect to any Pension Plan as of the date hereof.

              (h) All amounts required to be paid by Cygnus with respect to each Pension Plan, Welfare Plan and Compensation Program have been indefeasibly paid in full.

              (i) None of the Pension Plans or Cygnus or any party in interest or disqualified person has engaged in any non-exempt "prohibited transactions" as defined in Section 406 of ERISA or Section 4975 of the Code.

              (j) Except as disclosed in Exhibit 2.20 to this Agreement, no Pension Plan or Welfare Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) retirement benefits under a Pension Plan, (iii) death benefits under a Welfare Plan, (iv) deferred compensation accrued on the books of Cygnus, or (v) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary).

              (k) No "leased employee," as that term is defined in Section 414(n) of the Code, performs services for Cygnus.

              (l) No liability has been, or is expected by Cygnus to be, incurred by Cygnus under Section 4062 of ERISA with respect to any Pension Plan.

              (m) No reportable event within the meaning of Title IV of ERISA has occurred with respect to any Pension Plan.

              (n) Cygnus has furnished Zila with correct and complete copies of each Pension Plan, Welfare Plan, and Compensation Program, together with any trust agreements, summary plan descriptions, employee informational material, financial statements relating thereto and participant listings.

         2.21 Proprietary Rights. Except as set forth in Exhibit 2.21, Cygnus does not own, nor is it licensed under, any patent, patent application, trademark, trademark application, trade name, service mark, copyright, franchise, corporate name, trade secret or other proprietary right or asset (all of the foregoing are hereinafter referred to as "Proprietary Rights"). Cygnus owns and possesses all rights, titles and interest, or a valid license, in and to the Proprietary Rights set forth in Exhibit 2.21. Exhibit 2.21 describes all Proprietary Rights which have been licensed to third parties and all Proprietary Rights which are licensed from third parties by Cygnus. Cygnus has taken all necessary action to protect the Proprietary Rights set forth in Exhibit 2.21. Cygnus has not received any notice of, nor is it aware of any facts which indicate a likelihood of, any infringement, misappropriation, or conflict from any third party with respect to the Proprietary Rights which are listed on
Exhibit 2.21; Cygnus has not infringed, misappropriated or otherwise conflicted with any Proprietary Rights or similar rights or assets of any third parties, nor is it aware of any such infringement, misappropriation or conflict which will occur in the continued operation of the business of Cygnus; and no claim by any third party contesting the validity of any Proprietary Rights listed in
Exhibit 2.21 has been made, is currently outstanding or, to the best knowledge of Cygnus, is threatened.

         2.22 Questionable Payments. To the knowledge of Shareholders, Cygnus has not, directly or indirectly: used corporate funds for unlawful contributions, gifts, entertainment, or for other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 applicable to the conduct of its business; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on its books or records; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

         2.23 Disclosure Materials; Untrue Statements. In connection with the execution and delivery of this Agreement, Shareholders have provided or caused to be provided to Zila (including its agents, advisors and representatives) various documents and other materials relating to Cygnus. Such documents and other materials, together with the representations and warranties of Shareholders contained in this Agreement, and the schedules, exhibits and certificates furnished by Shareholders or Cygnus to Zila (including its agents, advisors and representatives) in connection with the execution of this Agreement or in connection with the transactions contemplated hereby are referred to herein as the "Disclosure Materials." The Disclosure Materials, taken as a whole, contain an accurate description of the current businesses and operations of Cygnus. Shareholders have not directly or indirectly made, in connection with the offer and sale of the Cygnus Common Stock to Zila, (a) any statement which as of the date thereof is false or misleading with respect to any material fact, or (b) an omission or failure to state any material fact (i) necessary in order to make the statements made in the light of the circumstances in which they were made, not false or misleading, or (ii) necessary to correct an earlier statement which has subsequently become false or misleading.

         2.24 Absence of Adverse Changes. Other than as described in Schedule
2.24 to this Agreement, since December 31, 1996, Cygnus taken as a whole:

              (a) has not suffered any material adverse change in its businesses, assets, financial affairs or prospects;

              (b) has conducted its businesses in the ordinary course and has not made any unusual commitments, acquisitions, borrowings, purchases, payments or sales;

              (c) has not suffered any damage, destruction, or loss, whether or not covered by insurance, materially and adversely affecting its properties, assets or business;

              (d) has not made any declaration or setting aside or payment of any dividend or other distribution in respect of the capital stock of Cygnus, or any direct or indirect redemption, purchase or other acquisition of any stock; and

              (e) has not made any material change in compensation (including bonus compensation) payable to or to become payable to any of its officers, employees or agents or any changes in employee fringe benefits.

                                    ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF ZILA AND CMC

         Zila and CMC represent and warrants to Shareholders, and each of them, as follows:

         3.1 Corporate Status. Each of Zila and CMC is a corporation duly organized and in good standing under the laws of the State of Delaware. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, violate any provision of any charter, bylaw, mortgage, lien, lease, agreement, instrument, order, judgment or decree to which Zila or CMC is a party or by which Zila or CMC is bound, and will not violate any other restriction of any kind or character to which Zila or CMC is subject.

         3.2 Due Authorization. The execution and delivery of this Agreement by Zila and CMC has been duly and validly authorized and all requisite corporate actions have been taken to make it valid and binding upon Zila and CMC, respectively, in accordance with its terms.

                                    ARTICLE 4
               CONDITIONS PRECEDENT TO OBLIGATIONS OF ZILA AND CMC

         The obligations of Zila and CMC arising under this Agreement to be performed at the Effective Time are subject to fulfillment at or prior to the Effective Time of each of the following conditions:

         4.1 Representations and Warranties True. Each of the representations and warranties of Shareholders and Cygnus contained in this Agreement shall have been true and correct when made.

         4.2 Financial Statements. Zila shall have received the Financial Statements and the 12/96 Financials.

         4.3 Contract Amendments. To the extent requested by Zila, all contracts between Cygnus and any Shareholder or any member of the family of any Shareholder shall have been amended to make such reasonable changes to the terms thereof which shall be satisfactory to Zila (the "Contract Amendments"), and Zila shall have received evidence thereof satisfactory to it.

         4.4 Approvals. Zila shall have received evidence satisfactory to it that the transactions contemplated by this Agreement have been approved by the Board of Directors and shareholders of Cygnus, and by any lenders or creditors of Cygnus or other parties of which consent is required in order for Cygnus to enter into the transactions contemplated by this Agreement.

         4.5 Access to Properties and Information. Cygnus shall have permitted Zila and its representatives full access during normal business hours to all of the properties, books, tax returns, contracts and records of Cygnus, and shall have provided all documents and information with respect to its affairs, as may have been reasonably requested by Zila or such representatives.

         4.6 Satisfactory Investigation. Zila and its consultants and representatives shall have completed their investigation and review of the business and affairs of Cygnus, and such investigation and review shall have disclosed no event or condition which would, in the reasonable judgment of Zila, make it inadvisable to consummate the transactions contemplated by this Agreement.

         4.7 No Litigation. There shall be no action, proceeding or threatened, pending or actual litigation to enjoin, restrain or prohibit the consummation of the transactions contemplated by this Agreement or which would have the effect, if successful, of imposing any liability upon Zila or impairing the right of Zila to own all of the issued and outstanding common stock of the Surviving Corporation upon the Effective Time or to continue the business of Cygnus as presently conducted.

         4.8 Compliance with Section 7.2. Shareholders and Cygnus shall have complied with Section 7.2.

                                    ARTICLE 5
         CONDITIONS PRECEDENT TO OBLIGATIONS OF SHAREHOLDERS AND CYGNUS

         The obligations of Shareholders and Cygnus arising under this Agreement to be performed at the Effective Time are subject to fulfillment at or prior to the Effective Time of each of the following conditions:

         5.1 Representations and Warranties True. Each of the representations and warranties of Zila and CMC contained in this Agreement shall be true and correct.

         5.2 Stock Options. Mr. Egidio Cianciosi shall have been granted options, pursuant to Zila's existing employee stock option plan, to purchase 75,000 shares of Zila Common Stock at an exercise price equal to the average of the closing bid and ask prices on the Closing Date as reported by the Nasdaq Small-Cap Market (or such other exchange upon which the Zila Common Stock is listed for trading at such time). Such options shall vest at the rate of 25,000 shares per year, with the first 25,000 shares vesting one year following the Closing Date, and shall be subject to other customary terms and conditions.

         5.3  Compliance with Section 7.3. Zila and CMC shall have complied with
Section 7.3.

                                    ARTICLE 6
                     CONDUCT OF BUSINESS PENDING THE CLOSING

         6.1 Conduct of Business Pending the Closing. Cygnus and Shareholders covenant and agrees that, prior to the Effective Time, unless Zila shall otherwise consent in writing or as otherwise expressly contemplated or permitted by this Agreement:

              (a) The business of Cygnus shall be conducted only in, and Cygnus shall not take any action except in, the ordinary course, on an arm's-length basis and in accordance in all material respects with all applicable laws, rules and regulations and past custom and practice; and Cygnus shall maintain its facilities in good condition and repair and in accordance with Cygnus' policies and procedures relating thereto as in effect prior to the execution of this Agreement;

              (b) Cygnus shall not, directly or indirectly, do or pen-nit to occur any of the following: (i) issue, sell, pledge, dispose of or encumber (A) any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, any of its capital stock, except for issuances upon the exercise of options or warrants outstanding on the date hereof, or (B) any of its assets, except for fair value in the ordinary course of business; (ii) amend or propose to amend its Articles of Incorporation or Bylaws;
         (iii) split, combine or reclassify any outstanding shares of the Cygnus Common Stock or other securities of Cygnus, or declare, set aside or pay any dividend of other distribution payable in cash, stock, property or otherwise with respect to any of the Cygnus Common

         Stock or other securities of Cygnus; (iv) redeem, purchase or acquire or offer to acquire any of the Cygnus Common Stock or other securities of Cygnus; (v) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof; (vi) incur or guarantee any indebtedness for borrowed money or issue any debt securities; or (vii) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in this
         Section 6.1(b);

              (c) Cygnus shall not, directly or indirectly, (i) enter into or modify any contract, agreement or understanding with Egidio Cianciosi;
         (ii) enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officers or directors or consultants; (iii) make any capital expenditures, including any capitalizable lease obligations, other than expenditures necessary to maintain existing assets in good repair and other capital expenditures in amounts not exceeding $5,000 in the aggregate; or (iv) in the case of employees who are not officers or directors or consultants, grant or take any action with respect to the granting of any salary increases, severance or termination pay or increases in other benefits, other than grants or such actions as are in the ordinary course of Cygnus' business and are consistent with Cygnus' historic compensation practices, or grant or take any actions with respect to the granting of any bonuses;

              (d) Cygnus shall not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any employees or any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangements for the benefit or welfare of any director;

              (e) Cygnus shall use its best efforts to cause its current insurance (or reinsurance) policies not to be canceled or terminated or reduced in coverage amount or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation, reduction in coverage amount or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated, reduced or lapsed policies for substantially similar premiums are in full force and effect;

              (f) Cygnus (i) shall use its best efforts to preserve intact its business organization and good will, keep available the services of its officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it; (ii) shall confer at Zila's request (but in no event less frequently than weekly) with representatives of Zila to report on operational matters and the general status of ongoing operations; (iii) shall not take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement or in any other agreement or instrument executed in connection with the transactions contemplated hereby untrue at, or at any time prior to, the Effective Time; (iv) shall notify Zila of any emergency or other change in the normal course of its business or in the operation of its properties and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material, individually or in the aggregate, to the business, operations or financial condition of Cygnus or to Cygnus' or Zila's ability to consummate the transactions contemplated by this Agreement; and (v) shall notify Zila if Cygnus shall discover that any representation or warranty made by it in this Agreement was when made, or has subsequently become, untrue;

              (g) Cygnus shall not change any of its methods of accounting or accounting practices in any material respect, and Cygnus shall not make any tax election;

              (h) Cygnus will not waive or agree to waive any applicable statute of limitations or any similar statutory or judicial doctrine benefiting Cygnus; and

              (i) Cygnus shall not commence or settle any material legal action or proceeding.

         6.2 Notification. During the period subsequent to the execution of this agreement and prior to the Closing Date (the "Pre-Closing Period"), Cygnus shall promptly notify Zila in writing of:

              (a) the discovery by Cygnus of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by Cygnus in this Agreement;

              (b) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Cygnus in this Agreement if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (ii) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

              (c) any breach of any covenant or obligation of Cygnus; and

              (d) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Article 4 impossible or unlikely.

                                    ARTICLE 7
                                     CLOSING

         7.1 General. The Closing shall take place at __________ __.m. on _______________, 1997, at the offices of Squire, Sanders & Dempsey L.L.P., 40 North Central Ave., Suite 2700, Phoenix, Arizona 84004, or at such other time, date or place as shall be mutually agreed upon by the parties.

         7.2 Actions by Shareholders. At the Closing, Shareholders shall deliver or cause to be delivered to Zila (and to the other parties to the instruments referred to below as applicable), in form and substance reasonably acceptable to Zila, each of the following instruments or materials, duly executed:

              (a) A certified copy of the Articles of Incorporation of Cygnus as in effect on the Closing Date.

              (b) A certificate executed by the Secretary and by the President of Cygnus, dated the Closing Date, to the effect that: (i) the copy of the Bylaws of Cygnus attached to such certificate is a true, correct and complete copy of the Bylaws of such corporation as currently in effect; (ii) Cygnus owns no shares of capital stock of any other corporation; (iii) the Contract Amendments are in full force and effect; and (iv) a true copy of each consent required by a Material Contract is attached to such certificate and each such consent is in effect.

              (c) A certificate executed by Cygnus and Cianciosi, dated the Closing Date, to the effect that: (i) Cygnus and Shareholders are in compliance with all the terms, covenants and conditions contained in this Agreement on their part to be complied with; (ii) all representations and warranties of Cygnus and Cianciosi contained in this Agreement were true and correct when made and are true and correct as of the Closing Date except as to changes required or contemplated by this Agreement; (iii) the 12/96 Financials are correct and complete, present fairly the financial position, results of operations, and changes in financial position of the consolidated business and operations of Cygnus as of the dates or for the periods indicated, are consistent with the books and records of the entities to which they relate and have been prepared in accordance with generally accepted accounting principles consistent with those followed in the preparation of the Financial Statements; (iv) the inventories of Cygnus in the 12/96 Financials, including finished goods, work in process, raw materials and supplies, consisted of items, valued at cost or market, whichever is lower, that were merchantable or usable in the ordinary course of the businesses of Cygnus in quantities and amounts not in excess of the reasonable needs of such businesses except only for obsolete, defective and excess items for which the carrying value (net of applicable reserves, if any) did not exceed net realizable values, after giving full consideration to the cost of carrying or disposing of or marketing such items; and since December 31, 1996, there have been no changes in such inventories except as a consequence of sales and purchases in the ordinary course of business;
         (v) except as disclosed in the Disclosure Materials, all of the accounts receivable, notes, and other obligations for payment of money to Cygnus as of December 31, 1996 are valid and legally enforceable obligations of and collectible from the persons purported to be liable thereon and are free of any defense, counterclaim, setoff or deduction; and since December 31, 1996, there have been no changes in such receivables, notes and other obligations except for changes arising in the ordinary course of business; (vi) no Shareholder or member of the family of a Shareholder has any unsatisfied claim against Cygnus or any asset thereof, except as specifically set forth on an Exhibit to this Agreement; and (vii) upon the Effective Time, all of the common stock of the Surviving Corporation will be validly issued, fully paid, nonassessable and owned of record by Zila.

              (d) The resignation of Shareholders from all directorships held by them respecting Cygnus.

              (e) The opinion of counsel to Shareholders and to Cygnus, satisfactory in form and substance to Zila, dated the Closing Date, to the effect that:

                   (i) Cygnus is duly organized, validly existing and in good standing under the laws of the State of Arizona, is qualified as a foreign corporation in each jurisdiction in which its owning, leasing or licensing of property or conduct of business requires such qualification and has all requisite power to own all of its properties and to carry on its business as presently being conducted;

                   (ii) Shareholders are the record owners of the Cygnus Common Stock and have good and marketable title to the Cygnus Common Stock;

                   (iii) Upon the Effective Time, the common stock of the
              Surviving Corporation will be validly issued, fully paid, nonassessable and owned of record by Zila, and such shares will constitute 100% of the issued and outstanding capital stock of Cygnus;

                   (iv) To the knowledge of such counsel after reasonable inquiry, there are no outstanding subscriptions, warrants or options for the purchase of shares of capital stock or any securities convertible into or exchangeable for shares of capital stock or any other commitments of any kind for the issuance of additional shares of capital stock of Cygnus;

                   (v) Neither the execution and delivery of this Agreement nor the performance of the transactions contemplated hereby will constitute a breach or violation of the Articles of Incorporation or Bylaws (or the equivalent instruments) of Cygnus or of any Material Contract, or of any law, order, regulation or decree by which Cygnus or any Shareholder is bound;

                   (vi) This Agreement has been duly authorized, executed and delivered by Shareholders and constitutes the valid and legally binding obligation of Shareholders enforceable in accordance with its terms;

                   (vii) Such counsel is not aware of any action, suit, proceeding or claim pending or threatened against Cygnus or its properties or businesses, except as set forth in Exhibit 2.14 to this Agreement;

                   (viii) The Contract Amendments have been duly and validly
              authorized, executed and delivered by the parties thereto, constitute the valid and legally binding obligation of such parties and each such Contract Amendment is enforceable in accordance with its terms;

                   (ix) Nothing has come to the attention of such counsel which would give them reasonable cause to believe that any of the representations and warranties of Shareholders contained in
              Article 2 of this Agreement or in any certificate delivered to Zila pursuant to this Section 7.2 are false or misleading.

         With respect to any opinion of such counsel relating to the enforceability of any agreement or contract, such opinion may be qualified as to the application of bankruptcy, receivership or similar laws of general application restricting the enforcement of contractual rights, and no opinion need be expressed as to the ability to specifically enforce any of the provisions, other than obligations to pay money, of such agreements. Insofar as the opinion of such counsel involves matters governed by the laws of any jurisdiction other than the State of Arizona and the United States of America, such counsel may render their opinion as to such matters in reliance upon an opinion of counsel in such jurisdiction, a copy of which shall be attached to their opinion.

         7.3 Actions by Zila. At the Closing, Zila shall deliver or cause to be delivered to Shareholders and Cygnus, in form and substance reasonably acceptable to Shareholders and Cygnus, each of the following instruments or materials, duly executed:

              (a) The opinion of counsel to Zila, Squire, Sanders & Dempsey L.L.P., dated the Closing Date, to the effect that:

                   (i) Each of Zila and CMC is duly organized, validly existing and in good standing under the laws of the State of Delaware;

                   (ii) This Agreement has been duly authorized, executed and delivered by Zila and CMC and constitutes the valid and legally binding obligation of Zila an CMC enforceable in accordance with its terms;

                   (iii) Neither the execution and delivery of this Agreement nor the performance of the transactions contemplated hereby will constitute a breach or violation of the Articles of Incorporation or Bylaws of Zila or CMC or, to the knowledge of such counsel, of any law, order, regulation or decree by which Zila or CMC is bound.

         With respect to any opinion of such counsel relating to the enforceability of any agreement or contract, such opinion may be qualified as to the application of bankruptcy, receivership or similar laws of general application restricting the enforcement of contractual rights, and no opinion need be expressed as to the ability to specifically enforce any of the provisions, other than obligations to pay money, of such agreements. Insofar as the opinion of such counsel involves matters governed by the laws of any jurisdiction other than the State of Arizona and the United States of America, such counsel may render their opinion as to such matters in reliance upon an opinion of counsel in such jurisdiction, a copy of which shall be attached to their opinion.

              (b) A certificate executed by the President of Zila to the effect that: (i) Zila is in compliance with all the terms, covenants and conditions contained in this Agreement on its part to be complied with; and (ii) all representations and warranties of Zila contained in this Agreement were true and correct in all material respects when made and are true and correct in all material respects as of the Closing Date.

         7.4 Simultaneous Action. All actions taken at the Closing shall be deemed to occur simultaneously.

         7.5 Employment Agreement. Zila and Mr. Egidio Cianciosi shall use commercially reasonable efforts to enter into an employment agreement within 10 business days following the Closing Date, pursuant to which Mr. Cianciosi shall be employed as an employee of Zila or a subsidiary of Zila. Such employment agreement shall be in form and substance acceptable to Zila and Mr. Cianciosi and shall provide, among other things, for a three-year term, for a base salary in the first year of $90,000 annually and for participation by Mr. Cianciosi in Zila's existing Incentive Bonus Plan.

                                    ARTICLE 8
                                 INDEMNIFICATION

         8.1 General. Cianciosi shall indemnify and hold Zila harmless against any damage (including costs, fees of counsel and expenses reasonably incurred), loss or reduction in value suffered by Zila by reason of the incorrectness or breach of any of the representations or warranties of Cygnus, Cianciosi or any of the other Shareholders contained in this Agreement or in any certificate delivered to Zila at the Closing or otherwise in connection with the transactions contemplated by this Agreement.

         8.2 Limitations on Indemnification Under Section 8.1. Unless the indemnification right provided to Zila in Section 8.1 shall arise by reason of fraud or fraudulent concealment on the part of any Shareholder, then (a) Zila shall be entitled to recover its damages, losses or reductions in value resulting from all such breaches or incorrectness, up to a maximum aggregate amount of $1,725,000; and (b) the indemnification rights of Zila set forth in
Section 8.1 shall expire on the second anniversary of the Effective Time, except as to claims to an indemnification asserted by Zila prior to such anniversary date which had not been satisfied or otherwise resolved as of such date. The assertion, waiver or failure to assert any indemnification rights provided in this Article 8 shall not preclude Zila from seeking any other rights or remedies to which it may be entitled.

                                    ARTICLE 9
                              APPOINTMENT OF AGENT

         9.1 Grant of Authority. Mr. Egidio Cianciosi is hereby appointed attorney-in-fact, agent and representative for Shareholders for any and all purposes arising out of or in connection with this Agreement. Mr. Cianciosi shall have full power and authority on behalf of each Shareholder (i) to deal with Zila as to any matter arising under this Agreement; (ii) to accept any payment by Zila on behalf of any Shareholder; (iii) to accept and give Notices and other communications relating to this Agreement; (iv) to settle any dispute relating to the terms of this Agreement; (v) to waive any condition to the obligations of any Shareholder arising under this Agreement or waive any breach, circumstance of nonperformance or default by Zila arising under this Agreement;
(vi) to modify or amend this Agreement; and (vii) to execute any instrument or document that Mr. Cianciosi may, in his sole discretion, consider necessary or desirable in the exercise of his authority under this Article 9.

         9.2 Termination of Authority. The authority of Mr. Cianciosi pursuant to this Article 9 shall terminate upon (i) his resignation (accomplished by Notice to all parties to this Agreement); (ii) his death; or (iii) the revocation of his authority as to a Shareholder by such Shareholder (accomplished by Notice to all parties to this Agreement). Prior to the effectiveness of any Notice of resignation or revocation of authority, Zila shall have no duty to inquire into the authority of Mr. Cianciosi, shall have the right to rely upon all acts of Mr. Cianciosi and all such acts shall be fully binding upon each Shareholder.

                                   ARTICLE 10
                                  MISCELLANEOUS

         10.1 Survival. All covenants, agreements, representations and warranties contained in this Agreement or any certificate or other document delivered pursuant to this Agreement shall survive the Closing, the payment of all amounts due hereunder and any investigation conducted by or on behalf of Zila or Shareholders.

         10.2 Finders. Each of Zila, Cygnus and Shareholders represent and warrant to each other that they have no obligation to any third party which might give rise to a claim for a brokerage commission, finder's fee or similar payment to any person in connection with the Merger or the other transactions contemplated by this Agreement. Zila and Shareholders shall indemnify and hold the other harmless, and Shareholders shall indemnify and hold Cygnus harmless, against all claims by their respective finder, broker or similar person, with respect to the consummation of this Agreement and all transactions contemplated hereby.

         10.3 Expenses. All expenses incurred by Zila, CMC or Shareholders (including fees of counsel and accountants) in connection with the preparation of this Agreement and the transactions contemplated hereby shall be borne by the party incurring the same. All expenses incurred by Cygnus in connection with the transactions contemplated by this Agreement shall be borne by Shareholders.

         10.4 Attorneys' Fees. In the event either party hereto institutes an action or other proceeding to enforce any rights arising under this Agreement, the party prevailing in such action or other proceeding shall be paid all reasonable costs and attorneys' fees by the other party, such fees to be set by the court or arbitrators, as the case may be, and not by a jury and to be included in any judgment entered in such proceeding.

         10.5 Further Actions. Cygnus and Shareholders shall, without further consideration, execute and deliver any further or additional instruments and perform any acts which may become reasonably necessary in order to effectuate and carry out the purposes of this Agreement.

         10.6 Severability. In the event any term or provision of this Agreement is declared to be invalid or illegal, for any reason, this Agreement shall remain in full force and effect and the same shall be interpreted as though such invalid and illegal provision were not a part hereof.

         10.7 Notices. Any notice or communication to be given under the terms of this Agreement ("Notice") shall be in writing and shall be personally delivered or sent by telex or mail. Notice shall be effective (i) if personally delivered, when delivered; (ii) if by telex, on the second business day after transmission thereof on a proper telex or TWX machine with confirmed answerback;
(iii) if mailed, at midnight on the fourth business day after deposit in the mail with airmail postage prepaid. Notices shall be addressed as follows:

               If to Zila:            Joseph Hines, President
                                      Zila, Inc.
                                      5227 North 7th Street
                                      Phoenix, Arizona 85014
                                      Telephone:  (602) 266-6700
                                      Fax:  (602) 234-2264

               With copy to:          Christopher D. Johnson, Esq.
                                      Squire, Sanders & Dempsey L.L.P.
                                      40 North Central Ave., Suite 2700
                                      Phoenix, Arizona 85004
                                      Telephone:  (602) 528-4000
                                      Fax: (602) 253-8129

               If to Mr. Cianciosi
               or to Shareholders:    Mr. Egidio Cianciosi
                                      8260 East Gelding Drive
                                      Scottsdale, Arizona 85260
                                      Telephone:  (602) ___-_____
                                      Fax: (602) ___-_____

               With copy to:          David D. Dodge, Esq.
                                      Lieberman, Dodge, Sendrow & Gerding, Ltd.
                                      3550 North Central Avenue, Suite 1801
                                      Phoenix, Arizona 85012
                                      Telephone:  (602) 277-3000
                                      Fax: (602) 277-7478

or at such other address as a party may from time to time designate by Notice hereunder.

         10.8 Modification and Amendments. No provision of this Agreement may be modified or amended except by a writing executed by the party sought to be charged with such modification or amendment.

         10.9 Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver shall be effective only if in writing and executed by the party sought to be charged with such waiver.

         10.10 Entire Agreement. This Agreement, together with any other and further documents executed and delivered at the Closing, constitutes and embodies the full and complete understanding and agreement of the parties hereto and supersedes all prior understandings or agreements whether oral or in writing.

         10.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona (without reference to the provisions thereof relating to conflicts of laws).

         10.12 Headings; Interpretation. The Section headings and Article headings used herein are for convenience and reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement. When used in this Agreement, the term "including" shall mean without limitation by reason of enumeration. The definition of a term in the plural form shall include the singular form, and the singular the plural, as the context requires. Any masculine personal pronoun shall be considered to mean the corresponding feminine personal pronoun, as the context requires.

         10.13 Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or assigns, as the case may be. Zila or CMC may assign any of its respective rights or obligations hereunder to a wholly owned subsidiary of Zila, provided that as a condition to any such assignment, Zila shall not be released from its liabilities and obligations arising under this Agreement.

         10.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed a duplicate original.

         10.15 Satisfaction of Conditions Precedent. Each party shall cooperate with the other parties hereto and use its or his best efforts to satisfy each of the conditions precedent to the accomplishment of the transactions contemplated by this Agreement.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement to be executed as of the 3rd day of April, 1997.

                                       ZILA, INC.


                                       By
                                         ---------------------------------------

                                       Its      President
                                          --------------------------------------


                                       CYGNUS MERGER CORPORATION


                                       By
                                         ---------------------------------------

                                       Its      President
                                          --------------------------------------


                                       CYGNUS IMAGING, INC.


                                       By
                                         ---------------------------------------

                                       Its      President
                                          --------------------------------------



                                       -----------------------------------------
                                       EGIDIO CIANCIOSI



                                       -----------------------------------------
                                       JAMES T. JENSEN



                                       -----------------------------------------
                                       KENNETH D. KIRK


                                                                  "SHAREHOLDERS"